                                  EXHIBIT 12(a)
                           FLEET FINANCIAL GROUP, INC.
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                 TO FIXED CHARGES EXCLUDING INTEREST ON DEPOSITS
                                   (millions)

                                                          1997     1996     1995     1994     1993
                                                         ------   ------   ------   ------   ------
Earnings:
  Income before income taxes, extraordinary credit and
    cumulative effect of accounting changes              $2,171   $1,931   $1,034   $1,380   $1,094
Adjustments:
  (a) Fixed charges:
         (1) Interest on borrowed funds                     567      685    1,278      990      752
         (2) 1/3 of rent                                     49       52       50       51       52
                                                         ------   ------   ------   ------   ------
  (b) Adjusted earnings                                  $2,787   $2,668   $2,362   $2,421   $1,898
                                                         ======   ======   ======   ======   ======

Fixed charges                                            $  616   $  737   $1,328   $1,041   $  804
                                                         ======   ======   ======   ======   ======

Adjusted earnings/fixed charges                           4.53x    3.62x    1.78x    2.33x    2.36x
                                                         ======   ======   ======   ======   ======

                         INCLUDING INTEREST ON DEPOSITS

                                                          1997     1996     1995     1994     1993
                                                         ------   ------   ------   ------   ------
Earnings:
  Income before income taxes, extraordinary credit and
    cumulative effect of accounting changes              $2,171   $1,931   $1,034   $1,380   $1,094
Adjustments:
  (a) Fixed charges:
         (1) Interest on borrowed funds                     567      685    1,278      990      752
         (2) 1/3 of rent                                     49       52       50       51       52
         (3) Interest on deposits                         1,654    1,754    1,726    1,170    1,165
                                                         ------   ------   ------   ------   ------
  (b) Adjusted earnings                                  $4,441   $4,422   $4,088   $3,591   $3,063
                                                         ======   ======   ======   ======   ======

Fixed charges                                            $2,270   $2,491   $3,054   $2,211   $1,969
                                                         ======   ======   ======   ======   ======

Adjusted earnings/fixed charges                           1.96x    1.78x    1.34x    1.62x    1.56x
                                                         ======   ======   ======   ======   ======